EX-23.1

CONSENT OF CPA


BERSCH ACCOUNTING, SC
CERTIFIED PUBLIC ACCOUNTANTS


CONSENT FOR INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Oak Brook Capital IV, Inc.
Dated: September 20, 2000


I hereby consent to the incorporation by reference in this Annul Report to Shareholders on Form 10-KSB of my report dated September 20, 2000 appearing on page F-2 of PVAXX Ccorporation's Annual Report on Form 10-KSB for the year ended June 30, 2000. I also consent to the reference to me under the heading "Exhibits" in such Registration Statement.


                                        BERSCH ACCOUNTING, sc
                                        /s/ Dennis W. Bersch

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                                        DENNIS BERSCH, CPA